UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2013

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2013, Sorrento Therapeutics, Inc. (the “Company”), Catalyst Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), Concortis Biosystems, Corp. (“Concortis”), Dr. Zhenwei Miao and Gang Chen (each, a “Key Stockholder”) entered into an Agreement of Merger dated November 11, 2013 (the “Agreement”) pursuant to which, at the effective time of the Merger (as defined herein), the Company will issue 1,331,978 shares of its common stock to the stockholders of Concortis (the “Merger Shares”) and Merger Sub will merge into Concortis (the “Merger”). Pursuant to the Agreement, 15% of the Merger Shares to be received by the Concortis stockholders will be held by the Company for any potential indemnification claims.

The Merger Agreement contains customary representations, warranties and covenants of the Company and Concortis, including, among others, Concortis’ covenants (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger, and (ii) not to solicit or, enter into discussions regarding competing transactions.

Consummation of the Merger is subject to various conditions, including, among others, the absence of any law or order prohibiting the consummation of the Merger, and all consents, approvals, permits and authorizations having been obtained. In addition, the Company’s and Concortis’ respective obligations to consummate the Merger are subject to certain other conditions, including, among others, (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects, and (iii) no event, change, effect or circumstance occurring that would constitute a material adverse effect on the other party.

In connection with the Merger, the Company agreed to appoint Dr. Miao, the former President and Chief Scientific Officer of Concortis, as its Chief Technical Officer. In addition, Dr. Miao and certain other former employees of Concortis are to receive annual supplemental cash bonus payments totaling $1,000,000 on December 31 of each of the years ending 2013, 2014, 2015, and 2016.

The foregoing is a general description of the Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this report by reference.

Item 7.01 Regulation FD Disclosure.

On November 14, 2013, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1933, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement of Merger by and among Sorrento Therapeutics, Inc., Catalyst Merger Sub, Inc., Concortis Biosystems, Corp., Zhenwei Miao and Gang Chen dated as of November 11, 2013*

99.1	Press release dated November 14, 2013.

*	Sorrento hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2013

SORRENTO THERAPEUTICS, INC.

By:	/s/ Richard Vincent
	Name:	Richard Vincent
	Title:	Chief Financial Officer, EVP and Secretary